Dean Heller
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
                                                             Entity#:
                                                             C2590-2004
                                                             Document Number:
                                                             20060373432-50
                                                             Date Filed:
                                                           6/12/2006 3:45:15 PM
Certificate of Correction                                    In the Office of
(Pursuant to NRS 78, 7BA, 80, 81,                            /s/ Dean Heller
82, 84, 86, 87, 88, 88A, 89 and 92A)                         Dean Heller
                                                             Secretary of State



                           Certificate of Correction
     ----------------------------------------------------------------------
     (Pursuant to NRS 78, 7BA, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)


1. The name of the entity for which correction is being made:

Quantum Energy Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made:

05/24/2006

4. Description of the innacuracy or defect.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 46,500,000.

5. Correction of the inaccuracy or defect.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 45,500,000.

6. Signature:

/s/                         President             12 June 06
-----------------------     ---------------       ---------------------
Authorized Signature        Title                 Date

If entity is a Corporation, t must be signed by an Officer. If stock has been issued, OR and incorporator or Director. If stock has not been issued, a Limited Liability Company, by a manager or managing members, a Limited Partnership or Limited-Liability Partnership, by a General Partner, a Limited-Liability Partnership, by a Managing Partner, a Business Trust, by a Trustee.

                    MINUTES OF A MEETING OF THE SHAREHOLDERS
                                       OF
                       BOOMERS' CULTURAL DEVELOPMENT, INC.
                                 (the "Company")


The following resolutions were adopted by shareholder consent by a majority of the shareholders of the Company on May 18, 2006, said resolutions being as follows:

RESOLVED THAT:

1. The Company changes its name from BOOMERS' CULTURAL DEVELOPMENT, INC. to QUANTUM ENERGY INC.

2. The number of shares of the corporation outstanding at the time of adoption of the foregoing was 45,500,000; and the number of shares entitled to vote thereon were the same.

3. The number of shares consenting to the action was 45,500,000. The shareholders consenting to the actions represented a majority of the issued and outstanding shares.

Effective date: May 30, 2006

                                                    /s/ BRUCE ELLSWORTH
                                                    ----------------------------
                                                        BRUCE ELLSWORTH